UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

____________________

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT SUPPLEMENT

PURPLE INNOVATION, INC.

On April 20, 2020, Purple Innovation, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission related to the annual meeting of the Company to be held on May 15, 2020 (the “Annual Meeting”). This Proxy Statement Supplement is being sent to revise some of the disclosure in the Proxy Statement that, due to an administrative error, was left incomplete.

Supplemental Disclosure Related to Certain Relationships and Related Transactions

The disclosure in the Proxy Statement under the heading “Certain Relationships and Related Transactions” includes, on page 26 of the Proxy Statement, a description of the Company’s lease with TNT Holdings, LLC (“TNT Holdings”) for the Company’s facility in Alpine, Utah. Due to an administrative error, this disclosure was not completed. Accordingly, a revised description of the Company’s lease with TNT Holdings for the Alpine facility is provided below.

TNT Holdings owns the Alpine facility Purple LLC leases. Effective as of October 31, 2017, Purple LLC entered into an Amended and Restated Lease Agreement with TNT Holdings (the “TNT Lease”). The Company determined that TNT Holdings is not a variable interest entity (“VIE”) as neither the Company nor Purple LLC hold any explicit or implicit variable interest in TNT Holdings and do not have a controlling financial interest in TNT Holdings. The Company incurred $1.0 million and $1.2 million in rent expense to TNT Holdings for the building lease of the Alpine facility for the years ended December 31, 2019 and 2018, respectively. The Company has been leasing its headquarters facility in Alpine, Utah from TNT Holdings since 2010. The Company has leased a new facility in Lehi, Utah and moved its headquarters into that building in February 2020. The Company intends to continue to lease from TNT Holding the building in Alpine, Utah and use it for production, research and development and video production. On April 1, 2020, due to the impacts of the COVID-19 pandemic, the Company determined that it would defer the rental payment due for April 2020, with the deferred payment to be paid in subsequent months. The Company thereafter informed TNT Holdings that it would pay half of the April 2020 rent in May 2020 and the remaining half in June 2020.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, taking into account this Proxy Statement Supplement. Important information regarding how to vote your shares, change your previously cast vote, and revoke proxies already submitted is available in the Proxy Statement.

Other Business

Other than as set forth above, no items presented in the Proxy Statement are affected by this Proxy Statement Supplement and you should carefully review the Proxy Statement and this Proxy Statement Supplement prior to voting your shares.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Joseph B. Megibow
Joseph B. Megibow
Chief Executive Officer
Alpine, Utah, May 8, 2020